                                                                     EXHIBIT 2.2



                         COMMON STOCK PURCHASE AGREEMENT


                          DATED AS OF JANUARY 18, 2000



                                     BETWEEN



                                 FLIGHTSERV.COM



                                       AND



                            FOUR CORNERS CAPITAL, LLC

                                TABLE OF CONTENTS


                                                                                Page

ARTICLE I Purchase and Sale of Common Stock....................................   4
         Section 1.1 Purchase and Sale of Stock................................   4
         Section 1.2 The Warrants..............................................   4
         Section 1.3 Closing...................................................   5

ARTICLE II Representations and Warranties......................................   5
         Section 2.1  Representation and Warranties of the Company.............   5
         Section 2.2  Representations and Warranties of the Purchaser..........  13

ARTICLE III Covenants..........................................................  15
         Section 3.1  Securities Compliance....................................  15
         Section 3.2  Registration and Listing.................................  16
         Section 3.3  Reporting Requirements...................................  16
         Section 3.4  Other Agreements.........................................  16
         Section 3.5  Reservation of Shares....................................  17

ARTICLE IV Conditions to Closing...............................................  17
         Section 4.1  Conditions Precedent to the Obligation of Each Party.....  17
         Section 4.2  Conditions Precedent to the Obligation of the Company....  18
         Section 4.3  Conditions Precedent to the Obligation of the Purchaser... 18

ARTICLE V Termination..........................................................  19
         Section 5.1  Termination by Mutual Consent............................  19
         Section 5.2  Other Termination........................................  19
         Section 5.3  Effect of Termination....................................  20

ARTICLE VI Indemnification.....................................................  20
         Section 6.1  General Indemnity........................................  20
         Section 6.2  Indemnification Procedure................................  20

ARTICLE VII Miscellaneous......................................................  21
         Section 7.1  Fees and Expenses........................................  21
         Section 7.2  Specific Enforcement, Consent to Jurisdiction............  22
         Section 7.3  Entire Agreement; Amendment..............................  22
         Section 7.4  Notices..................................................  22
         Section 7.5  Waivers..................................................  23
         Section 7.6  Headings.................................................  23
         Section 7.7  Successors and Assigns...................................  23
         Section 7.8  No Third Party Beneficiaries.............................  24
         Section 7.9  Governing Law............................................  24
         Section 7.10  Survival................................................  24


         Section 7.11  Counterparts............................................  24
         Section 7.12  Publicity...............................................  24
         Section 7.13  Severability............................................  24
         Section 7.14  Further Assurances......................................  24
         Section 7.15  Certain Definitions.....................................  24


                                    SCHEDULES

Schedule 2.1(c)   Capitalization
Schedule 2.1(g)   Subsidiaries
Schedule 2.1(i)   No Undisclosed Liabilities
Schedule 2.1(j)   Indebtedness
Schedule 2.1(k)   Title to Assets
Schedule 2.1(l)   Actions Pending
Schedule 2.1(n)   Taxes
Schedule 2.1(r)   Material Agreements
Schedule 2.1(t)   Employees
Schedule 2.1(u)   Absence of Certain Developments

                                    EXHIBITS

Exhibit A                  Form of A Warrant
Exhibit B                  Form of B Warrant
Exhibit C                  Form of C Warrant
Exhibit D                  Form of Escrow Agreement
Exhibit E                  Form of Registration Rights Agreement
Exhibit F                  Form of Opinion of Counsel

                         COMMON STOCK PURCHASE AGREEMENT



                  This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of January 18, 2000 between flightserv.com, a Delaware corporation (the "Company"), and Four Corners Capital, LLC, a Delaware limited liability company (the "Purchaser").

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the number of shares of the Company's common stock, par value $0.04 per share (the "Common Stock"), and warrants to purchase the number of shares of the Common Stock set forth in Section 1.1 below; and

                  WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended (the "Securities Act"), and regulations promulgated thereunder, or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock and warrants to be made hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                     ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

                  Section I.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company (i) 165,070 shares of Common Stock, at a purchase price of $6.058 per share, and Warrants (as defined below) to purchase up to 2,723,668 shares of Common Stock. The aggregate purchase price of the Common Stock and the Warrants to be purchased by the Purchaser hereunder shall be $1,000,000.

                  Section I.2 The Warrants. The Company agrees to issue to the Purchaser (i) a warrant to purchase up to 123,802 shares of Common Stock, which warrant shall expire on the fifth anniversary of the issuance of such warrant, in the form of the warrant attached hereto as Exhibit A (the "A Warrant"), (ii) a warrant to purchase up to 1,485,638 shares of Common Stock, which warrant shall expire eighteen months from the date of issuance of such warrant, in the form of the warrant attached hereto as Exhibit B (the "B Warrant") and (iii) a warrant to purchase up to 1,114,228 shares of Common Stock, which warrant shall expire eighteen months from the date of issuance of such warrant, in the form of the warrant attached hereto as Exhibit C (the "C Warrant" and, together with the A Warrant and B Warrant, the "Warrants"). Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Common Stock to be acquired by the Purchaser from the Company under this Agreement and the Warrant Shares are sometimes collectively referred to as the "Shares".

                  Section I.3 Closing. The closing of the purchase and sale of the Common Stock and Warrants (the "Closing") to be acquired by the Purchaser from the Company pursuant to Section 1.1 hereof shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. E.S.T. on (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof shall be fulfilled or waived in accordance herewith or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the date of the Closing, the "Closing Date"). On or before the Closing Date, the Company shall deliver to the escrow agent (the Escrow Agent") identified in the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement") the certificates representing the shares of Common Stock and Warrants to be acquired by the Purchaser from the Company under Section 1.1 hereof, registered in the Purchaser's name (or its nominee), and on or prior to the Closing Date the Purchaser shall pay by wire transfer of immediately available funds into escrow the purchase price to be paid on the Closing Date pursuant to Section 1.1 hereof. At the Purchaser's request, the Company shall deliver certificates representing the shares of Common Stock issued on the Closing Date to the Depositary Trust Company ("DTC") on the Purchaser's behalf. The Company and the Purchaser shall cause such shares to be credited t the DTC account designated by the Purchaser upon receipt by the Company of payment by wire transfer of immediately available funds for such Common Stock by the Purchaser into an account designated by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of shares of Common Stock to be sold hereunder shall not exceed 2,888,738.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section II.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

                  (a) Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on Schedule 2.1(g), the Company does not have any subsidiaries (as defined in Section 2.1(g)). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any event which has, or may reasonably be expected to have, an effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement") in any material respect; provided, however, that a Material Adverse Effect shall not include any event, change in or effect upon the consolidated financial condition or business of the Company, directly or indirectly, arising out of, attributable to or as a consequence of conditions, events or circumstances generally affecting the chartered flight industry or the overall economy.

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants and each other agreement contemplated hereby to which it is a party (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the terms hereof and of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement will be duly executed and delivered by the Company at or prior to the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and fraudulent transfer by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and preferred stock have been duly and validly authorized. Except as set forth on Schedule 2.1(c), in this Agreement and the Registration Rights Agreement, no shares of Common Stock are entitled to preemptive rights or registration rights and there ar no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as provided on Schedule 2.1(c), the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as provided on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Articles" and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (d) Issuance of Securities. The Common Stock and Warrants to be issued under this Agreement have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, the Common Stock and Warrants shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind, other than resale restrictions imposed by Federal and state securities laws. When the Warrant Shares are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company or any of its assets are bound,
         (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets ar bound, or (iv) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except for (in the case of subsections (ii), (iii) and (iv), above), such conflicts, defaults, terminations, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement and the other Transaction Documents, or issue and sell the Common Stock to be purchased by the Purchaser hereunder, the Warrants and the Warrant Shares in accordance with the terms hereof and thereof (other than (i) any filings which may be required to be made by the Company in connection with or in compliance with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, or with the American Stock Exchange, (ii) any registration statement which may be filed pursuant hereto, or (iii) pursuant to the Common Stock Purchase Agreement between the Company and Acqua Wellington Value Fund, Ltd., dated as of the date hereof (the "AWVF Purchase Agreement"), or any of the transactions contemplated thereunder); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                  (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1998 and prior to the Closing Date. As of their respective dates, the Form 10-K for the year ended June 30, 1999 and the Form 10-Q for the fiscal quarter ended September 30, 1999 filed on September 28, 1999 and November 15, 1999, respectively, complied in all materia respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and, as of their respective dates, none of the Form 10-K and the Form 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents filed by the Company with the Commission since December 31, 1998 have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and the results of operations and cash flows as of the dates thereof for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) Subsidiaries. Each of the Company's subsidiaries is set forth on Schedule 2.1(g) hereof. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

                  (h) No Material Adverse Change. Since September 30, 1999, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any change in its financial condition, results of operations or business which has had any Material Adverse Effect.


                  (i) No Undisclosed Liabilities. Except as disclosed in
         Schedule 2.1(i) hereto, since September 30, 1999 the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), other than those reflected in the Form 10-Q for the quarter ended September 30, 1999, filed on November 15, 1999, or incurred in the ordinary course of the Company's business and which, individually or in the aggregate, do not or could not be reasonably expected to have a Material Adverse Effect.

                  (j) Indebtedness. Schedule 2.1(j) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business consistent with past practices), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in material default with respect to any Indebtedness.

                  (k) Title to Assets. The Company has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as disclosed in Schedule 2.1(k) hereto or such that could not reasonably be expected to have a Material Adverse Effect.

                  (l) Actions Pending. As of the date of this Agreement, except as set forth in the Commission Documents or Schedule 2.1(l) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its properties or assets that would, if adversely determined, have a Material Adverse Effect. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

                  (m) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable Federal, state and local governmental laws, rules, regulations and ordinances, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (n) Taxes. Except as set forth on Schedule 2.1(n) hereto, the Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due an payable. Except as disclosed on Schedule 2.1(n) hereto, none of the federal income tax returns of the Company for the years subsequent to June 30, 1996 have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

                  (o) Disclosure. To the Company's knowledge, none of the Commission Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (p) Operation of Business. The Company owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents ("Intellectual Property"), and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without, to the knowledge of the Company, any conflict with the rights of others, except to the extent that a Material Adverse Effect could not reasonably be expected to result from such conflict.

                  (q) Environmental Compliance. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business. The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the presence, manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

                  (r) Material Agreements. Except as set forth in Schedule 2.1(r), the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company were registering securities under the Securities Act. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default and, to the Company's knowledge is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

                  (s) Securities Act of 1933. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares and other securities hereunder.

                  (t) Employees. The Company has no collective bargaining arrangements or agreements covering any of its employees. Except as set forth in Schedule 2.1(t) or as otherwise disclosed in writing by the Company to the Purchaser, the Company has no employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or obtain any rights in any assets of the Company. Since September 30, 1999 no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

                  (u) Absence of Certain Developments. Except as provided on
         Schedule 2.1(u) hereto, since September 30, 1999, the Company has not

                  (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                  (ii) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (iii) sold, assigned or transferred any other material tangible assets, or canceled any material debts or claims, except in the ordinary course of business;



                  (iv) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;


                  (v) made capital expenditures or commitments therefor that aggregate in excess of $1,000,000;

                  (vi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or


                  (vii) entered into an agreement, written or otherwise, to take any of the foregoing actions.



                  (v) Use of Proceeds. The proceeds from the sale of the Common Stock and Warrants will be used by the Company for working capital and general corporate purposes (which purposes may include engaging in strategic corporate transactions, including investments in Kitty Hawk Holding Company L.L.C.).

                  (w) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (x) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which has had or could reasonably be expected to have a Material Adverse Effect on the Company. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
         Section 2.1(x), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

                  Section II.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

                  (a) Organization and Standing of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

                  (b) Authorization and Power The Purchaser has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party and to purchase the Common Stock and Warrants in accordance with the terms of this Agreement and the Warrants. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of the Purchaser or its managing members is required. This Agreement has been duly executed and delivered by the Purchaser. The Registration Rights Agreement will be duly executed and delivered by the Purchaser at or prior to the Closing. Each of this Agreement, the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) No Conflicts The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of any agreement, indenture, instrument, mortgage, deed of trust, note, bond, license, lease agreement or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets are bound, or
         (iii) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Purchaser or its properties or by which the Purchaser or any of its assets are bound, except for such conflicts, defaults, violations, terminations, accelerations or cancellations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party in any material respect. The Purchaser is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or any other agreement contemplated hereby to which it is a party or to purchase the Common Stock and the Warrants in accordance with the terms of this Agreement and the Warrants, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein. The Purchaser is purchasing the Common Stock to be acquired by the Purchaser from the Company hereunder and the Warrants (and upon any exercise of such Warrants, will be obtaining the Warrant Shares) "solely for the purpose of investment", as defined in Section 801.1 of the Rules of the Federal Trade Commission promulgated under the Hart-Scott-Rodino Act of 1976, as amended.

                  (d) Acquisition for Investment. The Purchaser is purchasing the Common Stock to be acquired by the Purchaser from the Company hereunder and the Warrants (and upon any exercise of such Warrants, will be obtaining the Warrant Shares) solely for its own account for the purpose of investment. The Purchaser does not have a present arrangement or intention to effect any public distribution of the Common Stock to be acquired by the Purchaser from the Company hereunder and Warrants to or through any person or entity; provided, however, that by making the representations herein, the Purchaser reserves the right to dispose of the Common Stock to be purchased by the Purchaser from the Company hereunder, the Warrants or the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in such Common Stock and Warrants.

                  (e) Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated as part of Regulation D under the Securities Act.


                  (f) Rule 144. The Purchaser understands that the Common Stock to be purchased by the Purchaser from the Company hereunder, the Warrants and Warrant Shares must be held indefinitely unless such Common Stock, the Warrants and Warrant Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any shares of Common Stock to be purchased by the Purchaser from the Company hereunder without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                  (g) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. In entering into this Agreement and the Registration Rights Agreement, the Purchaser has relied solely upon its own investigation and analysis as well as the representations and warranties contained herein, and the Purchaser acknowledges that, except as set forth herein, none of the Company, its directors, officers, employees, Affiliates, controlling persons, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Purchaser or its directors, officers, employees, Affiliates, controlling persons, agents or representatives.

                  (h) General. The Purchaser understands that the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire such Common Stock and Warrants.

                                   ARTICLE III

                                    COVENANTS

                  The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein).

                  Section III.1  Securities Compliance.


                  (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation (including, without limitation, any rule or regulation of the American Stock Exchange), for the legal and valid issuance of the Common Stock to be purchased by the Purchaser from the Company hereunder, the Warrants and the Warrant Shares to the Purchaser or subsequent holders.

                  (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of the Purchaser to acquire the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants.

                  Section III.2 Registration and Listing. So long as the Purchaser is the beneficial owner of the shares of Common Stock to be acquired by the Purchaser from the Company hereunder or the Warrants or any of the Warrants remain outstanding, the Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. So long as the Purchaser is the beneficial owner of the shares of Common Stock to be acquired by the Purchaser from the Company hereunder or the Warrants or any of the Warrants remain outstanding, the Company will take all action necessary to continue the listing or trading of its Common Stock on the American Stock Exchange or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of American Stock Exchange.

                  Section III.3 Reporting Requirements. Upon request, the Company shall furnish the following to the Purchaser so long as the Purchaser is the beneficial owner of Common Stock to be purchased by the Purchaser from the Company hereunder or the Warrants:

                  (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company; and

                  (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company.

                  Section III.4 Other Agreements. So long as the Purchaser is the beneficial owner of shares of Common Stock to be acquired by the Purchaser from the Company hereunder, the Warrants or Warrant Shares and prior to 120 days following the effective date of the Registration Statement, the Company shall not issue, without the prior consent of the Purchaser, any Common Stock or any financial instruments convertible into shares of Common Stock, except (i) under the terms of the existing stock option plans, employee stock purchase plans, or in conjunction with strategic corporate transactions; (ii) as contemplated by the AWVF Purchase Agreement; (iii) under the terms of warrants and options held as of the date hereof by the Purchaser or any of its Affiliates to purchase shares of Common Stock; or (iv) under the terms of warrants and options authorized by the Company's Board of Directors for employees, directors and third parties prior to the date hereof (which options and warrants are set forth on Schedule 2.1(c); or (v) new options and warrants to advisory board members and key employees, officers and new hires of the Company, provided, however, that such new options or warrants shall not be exercisable for more than an additional 2,000,000 shares of Common Stock, in the aggregate. Notwithstanding anything to the contrary contained in subsection (v) of this Section 3.4, the Company shall be permitted to issue options and warrants exercisable for more than an additional 2,000,000 shares of Common Stock to advisory board members and key employees, officers and new hires of the Company if it obtains the consents of the Purchaser and of the Purchaser (as defined in the AWVF Purchase Agreement) under the AWVF Purchase Agreement, which consents shall not be unreasonably withheld.

                  Section III.5 Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

                  Section IV.1 Conditions Precedent to the Obligation of Each Party. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by the Company and the Purchaser) on or prior to the Closing Date of the following conditions:

                  (a) No United States or state authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement or restricting the operation of the business of the Company as conducted on th date hereof in a manner that would have a Material Adverse Effect.

                  (b) Any waiting period applicable to the transactions contemplated by this Agreement, the Registration Agreement and each other agreement contemplated hereby, including, without limitation, those applicable to any filing in connection with or in compliance with the provisions of the Securities Act, the Exchange Act and any applicable state securities laws shall have expired or been terminated.

                  (c) All necessary waivers or consents to, approvals of and notices or filings as may be required to be obtained in connection with the performance of this Agreement or any of the transactions contemplated hereby, the failure of which would prevent the lawful consummation of the transactions contemplated hereby, shall have been obtained.

                  (d) Each of the Company and the Purchaser shall have received a fully executed copy of the Registration Rights Agreement.

                  Section IV.2 Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.

                  (a) Accuracy of Each of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a specified date, which shall be true and correct in all material respects as of such date.

                  (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied with in all material respects all covenants, agreements, conditions and obligations contemplated by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing. The Company shall have received at the Closing a certificate signed on behalf of the Purchaser by an executive officer of the Purchaser, to the effect set forth in Sections 4.2(a) and (b).

                  (c) Payment of Purchase Price. The Purchaser shall have delivered to the Company the purchase price for Common Stock to be acquired by the Purchaser from the Company hereunder and the Warrants pursuant to Section 1.1 hereof.

                  Section IV.3 Conditions Precedent to the Obligation of the Purchaser. The obligation hereunder of the Purchaser to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time except for representations and warranties that are expressly made as of a specified date, which shall be true and correct in all material respects as of such date.

                  (b) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements, conditions and obligations required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Purchaser shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 4.3(a) and
         (b).

                  (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission or the American Stock Exchange (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by the American Stock Exchange shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Common Stock to be acquired by the Purchaser from the Company hereunder and the Warrants.

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.


                  (e) Opinion of Counsel, Etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated as of the Closing Date, in the form of Exhibit F hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

                  (f) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to the Purchaser (the "Resolutions").


                  (g) Secretary's Certificate. The Company shall have delivered to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing this Agreement, the Registration Rights Agreement and the Warrants and any other Transaction Documents.

                  (h) Certificates. At the Closing the Company shall have executed and delivered to the Purchaser the Warrants and stock certificates (in such denominations as the Purchaser shall request) representing the shares of Common Stock being purchased by the Purchaser under Section 1.1 hereof.



                                    ARTICLE V

                                   TERMINATION

                  Section V.1 Termination by Mutual Consent. This Agreement shall terminate on February 29, 2000 if the Common Stock to be acquired by the Purchaser from the Company hereunder and the Warrants have not been issued and sold by the Company and purchased by the Purchaser. This Agreement may be terminated by mutual written consent of the parties.

                  Section V.2 Other Termination. This Agreement may be terminated:

                  (a) By any party hereto if any court of governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

                  (b) By the Purchaser (i) if any of the conditions set forth in
         Section 4.1 and 4.3 shall have become incapable of fulfillment and shall not have been waived by the Purchaser; or

                  (c) By the Company if any of the conditions set forth in Sections 4.1 and 4.2 shall have become incapable of fulfillment and shall not have been waived by the Company.

                  Section V.3 Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and the transactions contemplated hereby shall be abandoned without further action by either party. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except for the first sentence of Section 7.1, 7.2(b), 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.12,
which shall survive indefinitely.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section VI.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, Affiliates, agents, successors and assigns but excluding consequential damages) from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any breach of the covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, Affiliates, agents, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorneys fees, charges and disbursements but excluding consequential damages) incurred by the Company as result of any breach of the covenants or the representations and warranties made by the Purchaser herein.

                  Section VI.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to assume upon written notice delivered to the indemnified party within thirty (30) days of receipt of any indemnification notice the defense thereof with counsel reasonably satisfactory to the indemnified party. The indemnified party may not settle or otherwise compromise or pay such action or claim without the consent of the indemnifying party. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall at all times use reasonable efforts to keep the indemnified party reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law.

                  Section 6.3 Exclusive Remedy. From and after the Closing, the parties' exclusive remedy for breaches of this Agreement shall be pursuant to this Article VI. The amount collectible pursuant to this Article VI shall not exceed the amount actually paid by the Purchaser to the Company pursuant to
Article I.



                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section VII.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the Registration Rights Agreement, the Company shall pay all reasonable fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser in an amount not to exceed $50,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Common Stock to be purchased by the Purchaser from the Company hereunder and the Warrants pursuant to this Agreement.

                  Section VII.2  Specific Enforcement, Consent to Jurisdiction.

                  (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the provisions of this Agreement or the Registration Rights Agreement in addition to any other remedy to which any of them may be entitled at law or in equity.

                  (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the state or federal courts of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

                  Section VII.3 Entire Agreement; Amendment. This Agreement (including all schedules and exhibits hereto) contains the entire understanding of the parties with respect to the matters covered hereby, supersedes all prior agreements with respect to the subject matter hereof. This Agreement may be amended only by written agreement between the parties hereto.

                  Section VII.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given or made (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  FLIGHTSERV.COM
                                    3343 Peachtree Road, N.E.
                                    Suite 530
                                    Atlanta, Georgia 30326
                                    Attn:  C. Beverly Lance
                                    Fax No.:  (404) 240-4101

with copies to:

                                    Rogers & Hardin LLP
                                    2700 International Tower, Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Attn:  Edward J. Hardin
                                    Fax No.:  (404) 525-2224

If to the Purchaser:                Four Corners Capital, LLC

                                    10 Burton Hills Boulevard, Suite 120
                                    Nashville, Tennessee 37215
                                    Telephone Number: (615) 263-0224
                                    Fax: (615) 263-0234
                                    Attn: Michael Devlin

                                    with copies to:

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Telephone Number: (212) 455-2000
                                    Fax:  (212) 455-2502
                                    Attention: Gary I. Horowitz, Esq.

                  Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

                  Section VII.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section VII.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                  Section VII.7 Successors and Assigns. The Purchaser may not assign this Agreement to any person (other than to an Affiliate of the Purchaser) without the prior written consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

                  Section VII.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  Section VII.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  Section VII.10 Survival. The representations and warranties of the Company and the Purchaser contained in Article II shall survive the execution and delivery hereof and the Closing until the date two years from the Closing Date, and the agreements and covenants set forth in Articles I, III, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.


                  Section VII.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

                  Section VII.12 Publicity. The Company and the Purchaser will agree upon the language of any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such agreement, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  Section VII.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

                  Section VII.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

                  Section VII.15 Certain Definitions. For purposes of this Agreement, "Affiliate" means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.



                                        FLIGHTSERV.COM


                                        By: /s/ C.B. Lance
                                           ------------------------------------
                                               Name:  C.B. Lance
                                               Title: President




                                        FOUR CORNERS CAPITAL, LLC


                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:

                               FORM OF "A" WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLIGHTSERV.COM SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                 FLIGHTSERV.COM

                            Expires January 18, 2005
No.: W-__                                             Number of Shares: 123,802
Date of Issuance:  January 18, 2000

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, flightserv.com, a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Four Corners, LLC or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to 123,802 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

         1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., eastern time, on January 18, 2005 (such period being the "Term").

         2. Method of Exercise Payment: Issuance of New Warrant: Transfer and Exchange.

                  (1) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

                  (2) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or wire transfer of immediately available funds or (ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by
(B) the difference obtained by subtracting the Warrant Price from the Per Share Market Value as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

                  (3) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

                  (4) Transferability of Warrant. Subject to Section 2(e), this Warrant may be transferred by a Purchaser without the consent of the Company. If transferred pursuant to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

                  (5) Compliance with Securities Laws.

                  (1) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (2) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE
                  UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLIGHTSERV.COM SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (3) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or
         (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under state securities laws is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

                  (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         3.       Stock Fully Paid: Reservation and Listing of Shares:
Covenants.

                  (1) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (2) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

                  (3) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants,
         (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

                  (4) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

                  (5) Rights and Obligations under the Registration Rights Agreement. The shares of Warrant Stock are entitled to the benefits and subject to the terms of the Registration Rights Agreement dated as of even date herewith between the Issuer and the Holders listed on the signature pages thereof (as amended from time to time, the "Registration Rights Agreement"). The Issuer shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

         4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (1) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in
         Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

                  (2) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

                  (3) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

                  (2) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

                  (3) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

                  (1) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

                  (2) Other Dividends. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer. Notwithstanding the foregoing set forth in clause (ii) of this subsection (c) to the contrary, if the Company gives the Holder at least five Business Days prior written notice of the record date for such non-cash dividend, then the Warrant Price shall not be adjusted and the Holder shall have the option to exercise this Warrant prior to the record date, and if the Holder does not exercise this Warrant prior to such record date, then the Holder shall not be entitled to receive such payment, distribution or offer.

                  (4) Issuance of Additional Shares of Common Stock. If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

                  (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect, and

                  (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (Y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

                  (5) Issuance of Common Stock Equivalents. If the Issuer, at any time while this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this

Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (e).

                  (6) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

                  (7) Other Provisions Applicable to Adjustments Under this
Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

                  (1) Computation of Consideration. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

                  (2) Readjustment of Warrant Price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

                  (3) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.


                  (8) Other Action Affecting Common Stock. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through
(g) of this Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                  (9) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

                  (10) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except the Warrant Stock, Common Stock reserved for issuance upon exercise of existing stock options issued under any employee incentive stock option, any qualified stock option plan and/or stock purchase plan adopted by the Issuer, Common Stock issued in conjunction with strategic corporate partnering transactions and Common Stock issued upon exercise of options and warrants authorized by the Board prior to the Closing Date.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Closing Date" means the date of execution of the Purchase Agreement.

                  "Closing Price" means the VWAP of the Common Stock on the Trading Day immediately preceding the Closing Date.

                  "Common Stock" means the Common Stock, $.04 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means flightserv.com, a Delaware corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means January 18, 2000.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the last sales price per share of the Common Stock on such date on the American Stock Exchange or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the American Stock Exchange or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The Issuer shall pay all costs and expenses of each Independent Appraiser. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Purchase Agreement" means the Common Stock Purchase Agreement dated as of January 18, 2000 between the Issuer and Four Corners Capital, LLC, a Delaware limited liability company.

                  "Registration Rights Agreement" has the meaning specified in
         Section 3(e) hereof.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange as reported by Bloomberg L.P., or
         (b) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in
         (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "VWAP" means the volume weighted average price of the Common Stock (based on a Trading Day from 9:00 a.m to 4:00 p.m.) on the American Stock Exchange as reported by Bloomberg Financial using the AQR function.

                  "Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" means the lesser of (i) $110% of the Closing Price (the "Fixed Warrant Price") and (ii) 90% of the VWAP for the five
         (5) Trading Days immediately preceding the notice to exercise, as such price may be adjusted from time to time as shall result from the adjustments specified in Section 4 hereof, provided, however, that if the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective within one hundred twenty (120) days after the Closing Date, the Fixed Warrant Price shall be reduced by 10% and by an additional 10% for each thirty day period thereafter until the Registration Statement has been declared effective, which shall be pro rated for such periods less than thirty (30) days.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         8.       Other Notices. In case at any time:

                        (1) the Issuer shall make any distributions to the
                  holders of Common Stock; or

                        (2) the Issuer shall authorize the granting to all
                  holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

                        (3) there shall be any reclassification of the Capital
                  Stock of the Issuer; or

                        (4) there shall be any capital reorganization by the
                  Issuer; or

                        (5) there shall be any (i) consolidation or merger
                  involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                        (6) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

         9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

         10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., pacific standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                           flightserv.com
                           3343 Peachtree Road, N.E.
                           Suite 530
                           Atlanta, Georgia  30326
                           Attn:  C. Beverly Lance
                           Telephone Number:  (404) 869-2599
                           Fax: (404) 240-4101

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer shall be sent to Rogers & Hardin LLP, 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, Attn: Edward J. Hardin, Facsimile no.: (404)

525-2224. Copies of notices to the Holder shall be sent to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Gary I. Horowitz, Esq., Facsimile no.: (212) 455-2502.

         12. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         16. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                    FLIGHTSERV.COM


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:

                                EXERCISE FORM

[NAME OF ISSUER]

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.

Dated:                               Signature

                                     Address


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                               Signature

                                     Address


                               PARTIAL ASSIGNMENT


FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                               Signature

                                     Address


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ cancelled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                               FORM OF "B" WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLIGHTSERV.COM SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                                 FLIGHTSERV.COM
                              Expires July 18, 2001

No.: W-__                                           Number of Shares: 1,485,638
Date of Issuance: January 18, 2000

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, flightserv.com, a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Four Corners Capital, LLC or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to 1,485,638 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

         1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., eastern time, on July 18, 2001 (such period being the "Term").

         2. Method of Exercise Payment: Issuance of New Warrant: Transfer and Exchange.

                  (1) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term; provided, however, that the approval of the stockholders of the Company shall be required for the exercise of this Warrant for more than 660,976 shares of Common Stock.

                  (2) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election by certified or official bank check or wire transfer of immediately available funds.

                  (3) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

                  (4) Transferability of Warrant. Subject to Section 2(e), this Warrant may be transferred by a Purchaser without the consent of the Company. If transferred pursuant to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

                  (5) Compliance with Securities Laws.

                  (1) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (2) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE
                  UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLIGHTSERV.COM SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (3) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or
         (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under state securities laws is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

                  (6) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         3.       Stock Fully Paid: Reservation and Listing of Shares:
Covenants.

                  (1) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (2) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

                  (3) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

                  (4) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new

Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

                  (5) Rights and Obligations under the Registration Rights Agreement. The shares of Warrant Stock are entitled to the benefits and subject to the terms of the Registration Rights Agreement dated as of even date herewith between the Issuer and the Holders listed on the signature pages thereof (as amended from time to time, the "Registration Rights Agreement"). The Issuer shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

         4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (1) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (1) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or
         (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or
         (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

                  (2) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

                  (3) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

                  (2) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

                  (3) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

                  (1) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

                  (2) Other Dividends. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer. Notwithstanding the foregoing set forth in clause (ii) of this subsection (c) to the contrary, if the Company gives the Holder at least five Business Days prior written notice of the record date for such non-cash dividend, then the Warrant Price shall not be adjusted and the Holder shall have the option to exercise this Warrant prior to the record date, and if the Holder does not exercise this Warrant prior to such record date, then the Holder shall not be entitled to receive such payment, distribution or offer.

                  (4) Issuance of Additional Shares of Common Stock. If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

                  (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect, and

                  (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (Y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

                  (5) Issuance of Common Stock Equivalents. If the Issuer, at any time while this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection
(e).

                  (6) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

                  (7) Other Provisions Applicable to Adjustments Under this
Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

                  (1) Computation of Consideration. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

                  (2) Readjustment of Warrant Price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

                  (3) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

                  (8) Other Action Affecting Common Stock. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through
(g) of this Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                  (9) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

                  (10) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except the Warrant Stock, Common Stock reserved for issuance upon exercise of existing stock options issued under any employee incentive stock option, any qualified stock option plan and/or stock purchase plan adopted by the Issuer, Common Stock issued in conjunction with strategic corporate partnering transactions and Common Stock issued upon exercise of options and warrants authorized by the Board prior to the Closing Date.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Closing Date" means the date of execution of the Purchase Agreement.

                  "Common Stock" means the Common Stock, $.04 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means flightserv.com, a Delaware corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means January 18, 2000.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the last sales price per share of the Common Stock on such date on the American Stock Exchange or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the American Stock Exchange or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The Issuer shall pay all costs and expenses of each Independent Appraiser. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Purchase Agreement" means the Common Stock Purchase Agreement dated as of January 18, 2000 between the Issuer and Four Corners Capital, LLC, a Delaware limited liability company.

                  "Registration Rights Agreement" has the meaning specified in
         Section 3(e) hereof.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange as reported by Bloomberg L.P., or
         (b) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in
         (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" means $6.058, as such price may be adjusted from time to time as shall result from the adjustments specified in
         Section 4 hereof.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         8.       Other Notices.  In case at any time:

                  (1) the Issuer shall make any distributions to the holders of Common Stock; or

                  (2) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

                  (3) there shall be any reclassification of the Capital Stock of the Issuer; or

                  (4) there shall be any capital reorganization by the Issuer;
         or

                  (5) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                  (6) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

         9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

         10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., pacific standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                           flightserv.com
                           3343 Peachtree Road, N.E.
                           Suite 530
                           Atlanta, Georgia  30326
                           Attn:  C. Beverly Lance
                           Telephone Number:  (404) 869-2599
                           Fax: (404) 240-4101

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer shall be sent to Rogers & Hardin LLP, 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, Attn: Edward J. Hardin, Facsimile no.: (404) 525-2224. Copies of notices to the Holder shall be sent to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Gary I. Horowitz, Esq., Facsimile no.: (212) 455-2502.

         12. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         16. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                    FLIGHTSERV.COM


                                    By:
                                         Name:
                                         Title:

                                EXERCISE FORM

[NAME OF ISSUER]

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.

Dated:                               Signature

                                     Address


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                               Signature

                                     Address


                               PARTIAL ASSIGNMENT


FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                               Signature

                                     Address


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ cancelled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                               FORM OF "C" WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLIGHTSERV.COM SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                 FLIGHTSERV.COM

                              Expires July 18, 2001

No.: W-__                                            Number of Shares: 1,114,228
Date of Issuance: January 18, 2000

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Flightserv.com, a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Four Corners Capital, LLC or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to 1,114,228 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

         1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., eastern time, on July 18, 2001 (such period being the "Term").

         2. Method of Exercise Payment: Issuance of New Warrant: Transfer and Exchange.

                  (1) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term; provided, however, that the approval of the stockholders of the Company shall be required for the exercise of this Warrant for more than 495,732 shares of Common Stock.

                  (2) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election by certified or official bank check or wire transfer of immediately available funds.

                  (3) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

                  (4) Transferability of Warrant. Subject to Section 2(e), this Warrant may be transferred by a Purchaser without the consent of the Company. If transferred pursuant to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

                  (5)      Compliance with Securities Laws.


                  (1) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (2) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE
                  UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLIGHTSERV.COM SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (3) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or
         (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under state securities laws is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

                  (6) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         3.       Stock Fully Paid: Reservation and Listing of Shares:
Covenants.

                  (1) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (2) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

                  (3) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

                  (4) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

                  (5) Rights and Obligations under the Registration Rights Agreement. The shares of Warrant Stock are entitled to the benefits and subject to the terms of the Registration Rights Agreement dated as of even date herewith between the Issuer and the Holders listed on the signature pages thereof (as amended from time to time, the "Registration Rights Agreement"). The Issuer shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

         4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (1) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (1) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

                  (2) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

                  (3) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

         (2) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

                  (3) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

                  (1) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

                  (2) Other Dividends. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer. Notwithstanding the foregoing set forth in clause (ii) of this subsection (c) to the contrary, if the Company gives the Holder at least five Business Days prior written notice of the record date for such non-cash dividend, then the Warrant Price shall not be adjusted and the Holder shall have the option to exercise this Warrant prior to the record date, and if the Holder does not exercise this Warrant prior to such record date, then the Holder shall not be entitled to receive such payment, distribution or offer.

         (4) Issuance of Additional Shares of Common Stock. If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

                  (1)      the numerator of which shall be equal to the sum of
         (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect, and

                  (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (Y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

                  (5) Issuance of Common Stock Equivalents. If the Issuer, at any time while this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection
(e).

                  (6) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

                  (7)      Other Provisions Applicable to Adjustments Under this
Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

                  (1) Computation of Consideration. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

                  (2) Readjustment of Warrant Price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

                  (3) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

                  (8) Other Action Affecting Common Stock. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (g) of this Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                  (9) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this
Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

                  (10) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except the Warrant Stock, Common Stock reserved for issuance upon exercise of existing stock options issued under any employee incentive stock option, any qualified stock option plan and/or stock purchase plan adopted by the Issuer, Common Stock issued in conjunction with strategic corporate partnering transactions and Common Stock issued upon exercise of options and warrants authorized by the Board prior to the Closing Date.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Closing Date" means the date of execution of the Purchase Agreement.

                  "Closing Price" means the VWAP of the Common Stock on the Trading Day immediately preceding the Closing Date.

                  "Common Stock" means the Common Stock, $.04 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Flightserv.com, a Delaware corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means January 18, 2000.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the last sales price per share of the Common Stock on such date on the American Stock Exchange or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the American Stock Exchange or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC

         Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The Issuer shall pay all costs and expenses of each Independent Appraiser. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Purchase Agreement" means the Common Stock Purchase Agreement dated as of January 18, 2000 between the Issuer and Four Corners Capital, LLC, a Delaware limited liability company.

                  "Registration Rights Agreement" has the meaning specified in
         Section 3(e) hereof.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange as reported by Bloomberg L.P., or
         (b) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in
         (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "VWAP" means the volume weighted average price of the Common Stock (based on a Trading Day from 9:00 a.m to 4:00 p.m.) on the American Stock Exchange as reported by Bloomberg Financial using the AQR function.

                  "Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" means the lesser of (i) 110% of the Closing Price (the "Fixed Warrant Price") and (ii) 90% of the VWAP for the five
         (5) Trading Days immediately preceding the notice to exercise, as such price may be adjusted from time to time as shall result from the adjustments specified in Section 4 hereof, provided, however, that if the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective within one hundred twenty (120) days after the Closing Date, the Fixed Warrant Price shall be reduced by 10% and by an additional 10% for each thirty day period thereafter until the Registration Statement has been declared effective, which shall be pro rated for such periods less than thirty (30) days.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         8.       Other Notices.  In case at any time:

                           (1) the Issuer shall make any distributions to the holders of Common Stock; or

                           (2) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

                           (3) there shall be any reclassification of the Capital Stock of the Issuer; or

                           (4) there shall be any capital reorganization by the Issuer; or

                           (5) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                           (6) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

         9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

         10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., pacific standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                           flightserv.com
                           3343 Peachtree Road, N.E.
                           Suite 530
                           Atlanta, Georgia  30326
                           Attn:  C. Beverly Lance
                           Telephone Number:  (404) 869-2599
                           Fax: (404) 240-4101

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer shall be sent to Rogers & Hardin LLP, 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, Attn: Edward J. Hardin, Facsimile no.: (404) 525-2224. Copies of notices to the Holder shall be sent to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Gary I. Horowitz, Esq., Facsimile no.: (212) 455-2502.

         12. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of

Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of
Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         16. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                          FLIGHTSERV.COM


                                          By:
                                               Name:
                                               Title:

                                  EXERCISE FORM

[NAME OF ISSUER]

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.

Dated:                                   Signature

                                         Address


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                                   Signature

                                         Address


                               PARTIAL ASSIGNMENT


FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                                   Signature

                                         Address


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ cancelled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                                                    EXHIBIT 2.2

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (the "Escrow Agreement") made as of the 19th day of January, 2000, by and among flightserv.com, a Delaware corporation, with offices at 3343 Peachtree Rd., Suite 530, Atlanta, Georgia 30326 (the "Company"), Acqua Wellington Value Fund, Ltd., a company organized under the laws of the Bahamas (the "Purchaser") and Parker Chapin Flattau and Klimpl, LLP, a New York limited liability partnership with offices at 1211 Avenue of the Americas, New York, New York 10027, as escrow agent (the "Escrow Agent").

                                  WITNESSETH:

          WHEREAS, the Company desires to raise capital in order to finance the growth of its business operations and for other general corporate purposes;

          WHEREAS, the Company and the Purchaser have agreed that, in order to raise capital, the Company shall issue and sell to the Purchaser in the aggregate 1,650,709 shares of the Company's common stock, $0.04 par value per share (the "Common Stock"), and Warrants to purchase up to 2,888,740 shares of Common Stock (the "Warrants") for an aggregate purchase price of $10,000,000 payable in two tranches of $5,000,000 each (the "Sale");

          WHEREAS, pursuant to the Sale, the Company will enter into a Common Stock Purchase Agreement dated as of January 19, 2000 (the "Purchase Agreement") with the Purchaser; and

          WHEREAS, the Purchase Agreement contemplates that all funds shall be paid into escrow and certificate(s) representing the shares of Common Stock and Warrants purchased by the Purchaser (the "Certificates") shall be held in escrow prior to each Closing Date (as defined in the Purchase Agreement) and the Escrow Agent has agreed to receive, hold and pay such funds and to receive such Certificates, upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

                  1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Purchase Agreement.

                  2. Escrow of Funds. On or prior to each Closing Date, the following shall occur: (a) Purchaser shall remit by wire transfer $5,000,000 to the Escrow Agent pursuant to this

Escrow Agreement as payment in full for 825,354.5 shares of Common Stock and the applicable Warrants (the "Escrow Amount"); and (b) the Company shall deliver or cause to be delivered to Escrow Agent the applicable Certificates (in such denominations as Purchaser shall request), registered in the name of Purchaser (or any nominee designated by Purchaser), free and clear of all liens, claims, charges and encumbrances. The Escrow Agent shall hold the Escrow Amount and the Certificates and shall deliver them or redeliver them to the Company or to the Purchaser, as applicable, only in accordance with the terms and conditions of this Escrow Agreement.

                  3. Investment of Funds. The Escrow Agent shall invest the monies in the Escrow Amount in an interest bearing bank account with, or certificates of deposit or time deposits with maturities of no more than thirty
(30) days issued by, a domestic commercial bank or such other bank or other financial institution as it normally holds such finds.

                  4. Release of Funds. (a) The Escrow Agent shall release the Escrow Amount and the Certificates upon receipt, at any time, of joint written instructions from the Company and the Purchaser directing the manner in which the return or other distribution of the funds in the Escrow Amount and the Certificate is to be made.

                  (b) Immediately following notification to the Escrow Agent in writing by the Company and the Purchaser that a Closing has occurred, the Company shall be paid the Escrow Amount and the Purchaser shall receive the Certificates.

                  (c) If no Closing occurs prior to 11:59 p.m. Pacific time on January 30, 2000 and the Escrow Agent does not receive joint written instructions of the Company and the Purchaser regarding an extension of such date to a date no later than January 30, 2000, the Escrow Agent shall return the Escrow Amount to the Purchaser and the Certificate to the Company.

                  (d) Any interest earned on the Escrow Amount shall be paid to the party receiving the Escrow Amount.

                  5. Further Assurances. The Company and the Purchaser agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

                  6. Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Purchaser agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

                  7. Disputes. Each of the parties hereto hereby covenants and agrees that the Federal or state courts located in the Borough of Manhattan, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

                  8. Expenses of the Escrow Agent. The Company agrees to pay any and all out-of-pocket costs and expenses incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Amount and the investment of such funds, and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements of the Escrow Agent itself and expenses and costs of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent

                  9. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to each of the Company and the Purchaser. The Escrow Agent shall not be responsible to review the Certificate other than to confirm that it has been signed or to determine the clearance of checks received for the Escrow Amount.

                  10. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint ven-ture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Purchaser. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Purchaser, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Purchaser has been represented by the Escrow Agent, the hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and each of the Company and the Purchaser authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

                  11. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of funds or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Company and the Purchaser hereby waives any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount; and each of the Company and the Purchaser hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. The Escrow Agents designees excludes the Purchaser for purposes hereof.

                  12. Indemnification. The Escrow Agent and its designees (excluding the Purchaser), and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without imitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

                  13. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee.

                    If to the Company:      FLIGHTSERV.COM
                                            3343 Peachtree Road, N.E.
                                            Suite 530
                                            Atlanta, Georgia 30326
                                            Attn: Beverly Lance
                                            Fax No.: (404) 240-4101



                    with a copy to:         Rogers & Hardin LLP
                                            2700 International Tower
                                            Peachtree Center
                                            Atlanta, Georgia 30303
                                            Attn: Edward J. Hardin
                                            Fax No.: (404) 525-2224



                    If to the Purchaser:    Acqua Wellington Value Fund, Ltd.
                                            c/o Mees Pierson Fund Services
                                            (Bahamas) Ltd.
                                            Montague Sterling Centre
                                            East Bay Street, P.O. Box 55-6238
                                            Nassau, Bahamas

                    with copies to:         Christopher S. Auguste, Esq.
                                            Parker Chapin Flattau & Klimpl, LLP
                                            1211 Avenue of the Americas
                                            New York, New York 10036
                                            Telephone Number: (212) 704-6000
                                            Fax: (212) 704-6288

                  14. Section and Other Headings. The section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

                  15. Governing Law. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 15 shall affect or limit any right to serve process in any other manner permitted by law.

                  16. Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

                  17. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to each of the Company and the Purchaser. In such event, the Escrow Agent shall deposit the Escrow Amount with a successor independent escrow agent to be appointed by (a) the Company and the Purchaser within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Purchaser shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrow Amount the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

                  18. Successors and Assigns; Assignment. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each of the Company and the Purchaser in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein shall be deemed to authorize or permit the Company or the Purchaser to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Purchaser) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in Section 17 hereof.

                   19. No Third Party Rights. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Purchaser, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

                   20. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on either the Company or the Purchaser in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

                   21. Modification, Amendment, Etc. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

                   22. Entire Agreement. This Escrow Agreement contains the entire agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

             IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.


                                     FLIGHTSERV.COM


                                     By: /s/ C.B. Lance
                                        ---------------------------------
                                          Name: C.B. Lance
                                          Title: President


                                     PARKER CHAPIN FLATTAU & KLIMPL,
                                     LLP, as escrow agent


                                     By:
                                        ---------------------------------


                                     ACQUA WELLINGTON VALUE FUND,
                                     LTD.


                                     By:
                                        ---------------------------------
                                          Name:
                                          Title:

                               January 20, 2000




Acqua Wellington Value Fund, Ltd.
c/o Mees Pierson Fund Services (Bahama) Ltd.
Montague Sterling Centre
East Bay Street, P.O. Box 55-6238
Nassau, Bahamas
ATTN: ANTHONY L.M. INDOR RIEDEN



Ladies and Gentlemen:

         We have acted as counsel to flightserv.com, a Delaware corporation (the "Company"), in connection with the Common Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of January 18, 2000 between the Company and Acqua Wellington Value Fund, Ltd. This opinion letter is being delivered to you pursuant to Section 4.3(e) of the Stock Purchase Agreement. Capitalized terms not otherwise defined in this opinion letter have the meaning given to them in the Stock Purchase Agreement.

         In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures other than those of the officers of the Company, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies.

Acqua Wellington Value Fund, Ltd.
c/o Mees Peirson Fund Services (Bahamas) Ltd.
January 20, 2000
Page 2



         In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement and the Registration Rights Agreement (collectively the "Transaction Agreements") have been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all of your obligations thereunder, and that the Transaction Agreements constitute valid, legal, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; and (C) that any wire transfers, drafts or checks tendered by you will be honored. We have assumed that notwithstanding the designation of New York law as governing law with respect to the Transaction Agreements and Warrants that for purposes of all opinions expressed below the Transaction Agreements and Warrants will be deemed governed by the substantive laws (without regard to conflicts law) of the State of Georgia. We are members of the Bar of the State of Georgia and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Georgia, the federal laws of the United States of America and the Delaware General Corporation Law (the "DGCL").


         We have made no independent inquiry with respect to any factual matters or as to the matters to which we express opinions herein "to our knowledge" or with other similar qualifications. Whenever any opinion or confirmation of fact herein is qualified by the words "to our knowledge", or other words of similar meaning, the quoted words mean the current awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. "Primary lawyer group" means the lawyer who signs this opinion letter and, solely as to information relevant to an opinion, any lawyer in this firm who is primarily responsible for providing the response concerning the particular issue and any lawyer who participated in the preparation and negotiation of the Transaction Agreements.

         Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Transaction Agreement or the Disclosure Schedules to the Stock Purchase Agreement (the "Disclosure Schedules"), we are of the opinion that as of the date hereof:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and corporate authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in Georgia and in every jurisdiction in which the nature of the business presently

Acqua Wellington Value Fund, Ltd.
c/o Mees Peirson Fund Services (Bahamas) Ltd.
January 20, 2000
Page 3



conducted, or property owned, by it makes such qualification necessary except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

                  2. The Company has the requisite corporate power and corporate authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

                  3. The shares of the Company's common stock, $.04 par value per share (the "Common Stock"), to be issued under the terms of the Stock Purchase Agreement have been duly authorized and, when issued in accordance with the Stock Purchase Agreement, will be duly issued, fully paid and nonassessable. The Warrants to be issued under the terms of the Stock Purchase Agreement have been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms of the Stock Purchase Agreement, will constitute legal, valid and binding obligations of the Company, enforceable by you against the Company in accordance with their terms. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, when and if issued upon such exercise in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

                  4. The Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not (i) violate any provision of any federal, Georgia law or DGCL, rule or regulation applicable to the Company or any provision of the Company's Restated Certificate of Incorporation, as amended, or Bylaws;
(ii) to our knowledge, do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order; (iii) to our knowledge, do not conflict with or constitute a default under the material provisions of any material agreement specifically identified in the Disclosure Schedules; and
(iv) to our knowledge, will not result in the creation or imposition of any lien on any of the Company's property, assets or revenues pursuant to the provisions of any such material agreement.

                  5. To our knowledge, there is no action, proceeding or governmental investigation pending, or threatened in writing, against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements.

Acqua Wellington Value Fund, Ltd.
c/o Mees Peirson Fund Services (Bahamas) Ltd.
January 20, 2000
Page 4




         We have not considered and have expressed no opinion with respect to any of the following: (i) the enforceability of any provisions of the Transaction Agreements or Warrants that purport to confess judgment, consent to services of process or to jurisdiction in any manner that is not in accordance with applicable law or that waive rights to assert claims or defenses; (ii) the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the rights or remedies of creditors generally, and the effect of general principles of equity, including principles of commercial reasonableness, estoppel, good faith and fair dealing, whether considered in a proceeding at law or in equity, upon the enforceability of the Transaction Agreements and the Warrants and the availability of equitable relief; (iii) the enforceability of provisions contained in the Transaction Agreements or the Warrants requiring indemnification to the extent otherwise contrary to the public policy of state or federal law; (iv) the provisions of any state, federal or other anti-fraud or anti-trust laws; and (vi) the effect on any opinion expressed herein of any future event except as specifically addressed herein.

         Further, we express no opinion that the enforcement of any particular provision of the Transaction Documents or Warrants will not be limited by defenses such as estoppel or waiver arising subsequent to the date hereof, or by certain constitutional guarantees and rights of the parties, nor do we express any opinion with respect to the enforceability of any particular provision of the Transaction Documents or Warrants by a decree of specific performance, nor do we express any opinion as to the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.